EXHIBIT 5.1
[Andrews Kurth LLP Letterhead]
January 18, 2006
Western Refining, Inc.
6500 Trowbridge Drive
El Paso, Texas 79905
Gentlemen:
     We have acted as special counsel to Western Refining, Inc., a Delaware corporation (the “Company”), RHC Holdings L.P., a Texas limited partnership (“RHC”), and WRC Refining Company (“WRCRC” and together with RHC, the “Selling Stockholders”), in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), of the offering and sale of up to an aggregate of 4,312,500 shares of common stock, $0.01 par value per share, of the Company (the “Common Stock”) by the Selling Stockholders.
     As the basis for the opinion hereinafter expressed, we have examined such statutes, including the Delaware General Corporation Law (the “DGCL”), regulations, corporate records and documents, certificates of corporate and public officials, and other instruments and documents as we have deemed necessary or advisable for the purposes of this opinion. In making our examination, we have assumed that all signatures on documents examined by us are genuine, the authenticity of all documents submitted to us as originals and the conformity with the original documents of all documents submitted to us as certified, conformed or photostatic copies.
     Based on the foregoing and on such legal considerations as we deem relevant, we are of the opinion that the Common Stock, when issued and delivered by the Selling Stockholders against payment therefore as described in the Company’s Registration Statement on Form S-1 (Commission File No. 333-128629), as amended at the effective date thereof and together with the registration statement filed with respect to such registration statement under Rule 462(b) under the Securities Act of 1933, relating to the Common Stock (collectively, the “Registration Statement”), will be duly authorized, validly issued, fully paid and non-assessable.
     We express no opinion other than as to the DGCL. We hereby consent to the reference to us under the heading “Legal Matters” in the prospectus forming a part of the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission issued thereunder.

Very truly yours,
/s/ Andrews Kurth LLP